                                                                 EXHIBIT 4.17



                  FOURTH AMENDMENT TO REIMBURSEMENT AGREEMENT


               This FOURTH AMENDMENT TO REIMBURSEMENT AGREEMENT (this "Amendment"), dated as of November 30, 1999, by and among HILTON HOTELS CORPORATION, a Delaware corporation (the "Company"), DEUTSCHE BANK AG, NEW YORK BRANCH, as issuer of the Letter of Credit (in such capacity, the "Issuer"); DEUTSCHE BANK AG, NEW YORK BRANCH AS SUCCESSOR TO DEUTSCHE BANK AG, LOS ANGELES BRANCH, THE BANK OF NEW YORK, SOCIETE GENERALE, CITICORP USA,
INC. (herein collectively, the "Banks" and individually a "Bank"); and DEUTSCHE BANK AG, NEW YORK BRANCH, as agent (in such capacity, the "Agent"). Unless otherwise expressly defined herein, any capitalized term used herein and defined in the Reimbursement Agreement (as defined below) shall have the meaning assigned to it in the Reimbursement Agreement.


                                WITNESSETH:

              WHEREAS, the Issuer has issued that certain letter of credit No. 839-53762, dated May 16, 1996 (the "Letter of Credit"), pursuant to that certain reimbursement agreement, dated as of May 16, 1996, as amended by a First Amendment to Reimbursement Agreement, dated as of December 17, 1996, as further amended by a Second Amendment to Reimbursement Agreement, dated as of May 1, 1998, as further amended by that certain Letter Agreement, dated May 10, 1999, and as further amended by a Third Amendment to Reimbursement Agreement, dated as of June 30, 1999 (collectively, the "Original Reimbursement Agreement"; as amended from time to time, including by this Agreement, the "Reimbursement Agreement"), by and between the Company, the Agent, the Issuer and the Banks;

              WHEREAS, the Company, the Issuer, the Agent and the Banks each desire to amend the Original Reimbursement Agreement in the manner and pursuant to the terms and conditions set forth herein;

              NOW, THEREFORE, in consideration of the promises made hereunder by the Company, the Issuer, the Agent and the Banks, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

              1.     AMENDMENTS TO REIMBURSEMENT AGREEMENT.

              1.1. CONSENTS. The Company, the Issuer, the Agent and each of the Banks executing this Agreement hereby consent to the following amendments to the Reimbursement Agreement on the terms and subject to the conditions set forth herein.

              1.2    DEFINITIONS.

              1.2.1 AMENDMENT TO CERTAIN EXISTING DEFINED TERMS. The following terms defined in the Reimbursement Agreement are hereby amended in full to read as follows:

              "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period before (i) income taxes, (ii) interest expense, (iii) depreciation and amortization, (iv) minority interest, (v) extraordinary loses or gains, (vi) Pre-Opening Expenses, (vii) transactional expenses associated with the Spin-Off and the Promus Acquisition, (viii) discontinued operations and (ix) nonrecurring non-cash charges; PROVIDED that:

                     (a) Consolidated EBITDA for my period shall be adjusted
              on a pro forma basis (i) to include (or exclude) amounts attributable to hotel operations acquired (or sold or otherwise discontinued) during such period as if such acquisition (or disposition) had occurred on the first day of such period and (ii) to include amounts (annualized on a simple arithmetic basis) attributable to hotel projects which commenced operations during such period and were in operation for at least one full fiscal quarter during such period;

                     (b) for purposes of determining Consolidated EBITDA for
              any period, Consolidated Net Income shall exclude any interest income attributable to the assumption or payment by Park Place of the PPE Assumed Notes;

                     (c) in calculating "Consolidated EBITDA" for that portion
              of any period occurring prior to the Fourth Amendment Effective Date, "Consolidated EBITDA" shall be computed on the basis of the combined operating results of the Company, Promus and their respective Consolidated Subsidiaries for such periods reflected in the Pro Forma Combined Financial Statements; and

                     (d) the operating results of each New Project which
              commences operations and records not less than one full fiscal quarter's operations during the relevant period shall be annualized on a simple arithmetic basis.

              "Consolidated Net Income" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period, PROVIDED that for that portion of any period occurring prior to the Fourth Amendment Effective Date, such consolidated net income shall be the pro forma combined net income of the Company, Promus and their respective Consolidated Subsidiaries for such periods reflected in the Pro Forma Combined Financial Statements PLUS the Pro Forma Adjustments applicable to that portion of such period.

              1.2.2 ADDITIONAL DEFINED TERMS. The following definitions are hereby added to the Reimbursement Agreement:

              "Consolidated Interest Expense" means, for any period net interest expense of the Company and its Consolidated Subsidiaries for such period, determined in accordance with generally accepted accounting principles, PROVIDED that for that portion of any period occurring prior to the Fourth Amendment Effective Date, "Consolidated Interest Expense" shall be computed on the basis of the net interest expense allocated to the Company and its Consolidated Subsidiaries and shown on the Pro Forma Combined Financial Statements.

              "Gaming Segment" means the former gaming segment (as "segment" is used in Regulation S-K and Regulation S-X of the Securities and Exchange Commission) of the Company which, prior to December 31, 1998, was comprised of assets and operations now principally owned and conducted by Park Place.

              "Investment Grade" means (i) with respect to S&P, a rating of BBB- or higher and (ii) with respect to Moody's, a rating of Baa3 or higher.

              "New Project" means each now hotel or resort project (as opposed to any project which consists of an extension or redevelopment of an operating hotel or resort) having a development and construction budget in excess of $50,000,000 which receives a certificate of completion or occupancy and all relevant operational licenses, and in fact commences operations after November 30, 1999.

              "Pre-Opening Expenses" means, with respect to any fiscal period, the amount of expenses (other than Consolidated Interest Expense) incurred with respect to capital projects which are classified as "pre-opening expenses" on the applicable financial statements of the Company and its Consolidated Subsidiaries for such period (or, with respect to that portion of any period occurring prior to September 30, 1999, the Pro Forma Combined Financial Statements), prepared in accordance with generally accepted accounting principles.

              "Pricing Certificate" means a Pricing Certificate, substantially in the form of Exhibit B hereto, properly completed and signed by an Authorized Officer.

              "Pro Forma Adjustment" means an adjustment to the amount of Consolidated Net Income set forth in the Pro Forma Combined Financial Statements for the period prior to the Fourth Amendment Effective Date reflecting anticipated synergies from the Promus Acquisition (on a pro forma combined basis) equal in each fiscal period set forth below to the amount set forth opposite that fiscal period:

           Fiscal Period                           Pro Forma Adjustment
           -------------                           --------------------
           January 1 through March 31, 1999        $10,000,000
           April 1 through June 30, 1999           $10,000,000
           July 1 through September 30, 1999       $10,000,000
           October 1 through December 31, 1999     $ 9,500,000

              "Pro Forma Combined Financial Statements" means (a) from November 30, 1999 until the Company delivers the pro forma combined financial statements described in Section 7.02(j), the pro forma combined financial statements of the Company and its Consolidated Subsidiaries (exclusive of its former Gaming Segment) and Promus and its Consolidated Subsidiaries for the twelve month period ended September 30, 1999 heretofore delivered by the Company to the Agent and each Bank, and (b) thereafter, the pro forma combined financial statements for the twelve month period ended December 31, 1999, so delivered.

              "Promus" means Promus Hotel Corporation, Inc., a Delaware corporation.

              "Promus Acquisition" means the merger of Promus Hotels Corporation with a Subsidiary of the Company on the effective date hereof, as a result of which the Company will own, directly or indirectly, all of the issued and outstanding capital stock of the corporation surviving such merger.

              "Rating Agencies" means S&P or Moody's.

              1.3    OTHER AMENDMENTS

              1.3.1 INFORMATION. Section 7.02 of the Reimbursement Agreement is amended to add thereto new clause (j), to read in full as follows:

              "(j)   as soon as available and in any event no later than
       March 31, 2000, a pro forma combined statement of income of the Company, Promus and their respective Consolidated Subsidiaries for the period commencing January 1, 1999 and ending on December 31, 1999, and a pro forma combined balance sheet of the Company, Promus and their respective Consolidated Subsidiaries as at December 31, 1999, in each case prepared in a manner consistent with the Pro Forma Combined Financial Statements delivered to the Agent and the Banks prior to the date hereof."

              1.3.2 STATUS ELECTION. Section 7.02(c) of the Reimbursement Agreement is hereby amended to delete clause (iii) thereof, it being understood that the Company shall not be required to notify the Agent or the Banks of whether interest rates and fees shall be determined on the basis of its Ratings or the Leverage Ratio (with the Company to automatically receive the benefits of the more favorable basis of computation).

              1.3.3  PRICING CERTIFICATE AND COMBINED PRO FORMAS. Section
7.02 of the Reimbursement Agreement is further amended to add thereto new clause (k), to read in full as follows:

              "(k)   as soon as available and in any event not later than the
       last day of February of each year, a completed Pricing Certificate as of December 31 of the prior year."

              1.3.4 SECTION 7.10. Section 7.10 is hereby deleted in its entirety and amended in full to read as follows:

              "Section 7.10. LEVERAGE RATIO. The Leverage Ratio will not, as of the last day of any fiscal quarter of the Company described in the matrix below, exceed the ratio set forth opposite that fiscal quarter:

                     Fiscal Quarters Ending                   Maximum Ratio
                     ----------------------                   -------------
                     September 30, 1999 through and           5.00:1.00
                     including December 31, 2000

                     March 31, 2001 through and including
                     March 31, 2002                           4.75:1.00

                     Thereafter                               4.50:100."

              1.3.5 PRICING SCHEDULE. The Pricing Schedule attached as Exhibit A to the Third Amendment to Reimbursement Agreement, dated as of June 30, 1996 is hereby deleted in its entirety and the Pricing Schedule attached to this Agreement as Exhibit A is hereby incorporated into the Reimbursement Agreement by this reference as if originally set forth in full therein.

              2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Issuer, the Agent and the Banks as follows:

              2.1 AUTHORITY. The Company has all necessary power and has taken all corporate action necessary to make this Agreement and all other agreements and instruments executed in connection herewith the legal, valid and binding obligations they purport to be.

              2.2 NO LEGAL OBSTACLE TO AGREEMENT. The execution of this Agreement has not constituted or resulted in and will not constitute or result in a breach of any provision of any contract to which the Company is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to, or result in the creation under any agreement or instrument of any security interest, lien, charge or encumbrance upon any of the assets of, the Company, except in favor of the Agent and the Banks or as permitted by the Reimbursement Agreement. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance of this Agreement, or the transactions contemplated hereby or thereby.

              2.3 INCORPORATION OF CERTAIN REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article VI of the Reimbursement Agreement are true and correct in all respects on and as of the date hereof, as through made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

              2.4 DEFAULT. Upon this Agreement becoming effective pursuant to Section 3.1 hereof, no Default or Event of Default has occurred and is continuing.

              3.     MISCELLANEOUS.

              3.1 EFFECTIVE DATE. This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when the Company, the Agent, the Issuer, each Existing Bank and each New Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent.

              3.2 EFFECT OF AGREEMENT ON REIMBURSEMENT. Except as affected hereby, the Reimbursement Agreement, the other Related Documents and any and all other agreements, documents, certificates and other instruments executed in connection therewith, shall remain in full force and effect in accordance with their respective terms. Except as otherwise provided herein, the Reimbursement Agreement, the other Related Documents and any and all other agreements, documents, certificates and other instruments executed in connection therewith, are in all respects ratified and confirmed, and nothing contained in this Agreement shall, or shall be construed to, modify, invalidate or otherwise affect any provision of such agreements, documents, certificates and instruments or any right of the parties thereto.

              3.3 EFFECT OF BREACH OF AGREEMENT. The Company hereby acknowledges and agrees that a breach of or noncompliance with any of the representations, warranties, covenants or terms contained herein shall constitute an Event of Default.

              3.4 NO WAIVER OF EVENT OF DEFAULT. The execution of this Agreement by the Issuer, the Agent and the Banks does not constitute a waiver of any Event of Default which not exists or which may occur hereafter.

              3.5 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

              3.6 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

              3.7 REFERENCE. From and after the Fourth Amendment Effective Date, all references in the Reimbursement Agreement and each of the Related Documents to the Reimbursement Agreement shall be deemed to be references to the Reimbursement Agreement as amended hereby.

                                 *       *       *

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                              THE COMPANY

                              HILTON HOTELS CORPORATION

                              By  /s/ Mariel Albrecht
                                ------------------------------------------------
                                Title:

                              Hilton Hotels Corporation
                              9336 Civic Center Drive
                              Beverly Hills, CA 90210
                              Attention: Mariel Albrecht
                                         Vice President and Assistant Treasurer
                              Tel:       (310) 205-4331
                              Fax:       (310) 205-7849


                              THE AGENT

                              DEUTSCHE BANK AG, NEW YORK BRANCH, as
                                Agent

                              By
                                ----------------------------------------------
                                Title:


                              By
                                ----------------------------------------------
                                Title:

                              Deutsche Bank AG, New York Branch
                              31 West 52nd Street
                              New York, New York 10019
                              Attention: Inken Finnamore
                              Tel:       (212) 469-8348
                              Fax:       (212) 469-8501

                              THE ISSUER

                              DEUTSCHE BANK AG, NEW YORK BRANCH, as
                                Issuer of the Letter of Credit

                              By
                                ----------------------------------------------
                                Title:


                              By
                                ----------------------------------------------
                                Title:


                              Deutsche Bank AG, New York Branch
                              31 West 52nd Street
                              New York, New York 10019
                              Attention: Volker Fischer
                                         Trade Finance
                              Tel:       (212) 469-8636
                              Fax:       (212) 469-7880

                              THE BANKS

                              DEUTSCHE BANK AG, NEW YORK BRANCH, AS
                                SUCCESSOR TO DEUTSCHE BANK AG, LOS
                                ANGELES BRANCH

                              By
                                ----------------------------------------------
                                Title:


                              By
                                ----------------------------------------------
                                Title:


                              Deutsche Bank AG, New York Branch, as Successor to
                               Deutsche Bank AG, Los Angeles Branch
                              31 West 52nd Street
                              New York, New York 10019
                              Attention: Thomas Foley
                                         Vice President
                              Tel:       (212) 469-8636
                              Fax:       (212) 469-7880


                              CITICORP USA, INC.

                              By
                                ----------------------------------------------
                                Title:

                              Citicorp USA, Inc.
                              787 West 5th Street
                              29th Floor
                              Los Angeles, California 90071
                              Attention: Walter L. Larsen
                                         Managing Director
                              Tel:       (213) 239-1501
                              Fax:       (213) 624-9765

                              THE BANK OF NEW YORK

                              By
                                ----------------------------------------------
                                Title:

                              The Bank of New York
                              10990 Wilshire Boulevard
                              Suite 1125
                              Los Angeles, California 90024
                              Attention: Lisa Brown
                              Tel:       (310) 996-8656
                              Fax:       (310) 996-8667


                              SOCIETE GENERALE

                              By
                                ----------------------------------------------
                                Title:


                              Societe Generale
                              2029 Century Park East
                              Suite 2900
                              Los Angeles, California 90067
                              Attention: Alex Kim
                              Tel:       (310) 788-7104
                              Fax:       (310) 551-1537